UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2014

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 25, 2014, Home BancShares, Inc., an Arkansas corporation (“Home”), Centennial Bank, an Arkansas state bank (“Centennial”), and Florida Traditions Bank, a Florida state bank (“Traditions”), entered into that certain Agreement and Plan of Merger (the “Agreement”), providing for the merger of Traditions with and into Centennial (the “Merger”).

Under the terms of the Agreement, shareholders of Traditions will receive approximately $43 million of Home common stock. The number of shares of Home common stock to be issued to Traditions shareholders will be determined based on the average closing price of Home common stock for the 20 trading days immediately prior to the closing date. If, however, the 20-day average closing price of Home exceeds $40.25 immediately prior to closing, the number of shares of Home common stock issuable will be based on the $40.25 price. In addition, if the 20-day average closing price of the Home common stock decreases to $29.75 or below, then the Agreement may be terminated by Home. The transaction is expected to close late in the third quarter or early in the fourth quarter of 2014, and is subject to the approval of the shareholders of Traditions, regulatory approvals, and other conditions set forth in the Agreement.

Upon completion of the transaction, the combined company will have approximately $7.1 billion in total assets, $5.6 billion in deposits, $4.6 billion in loans and 156 branches across Arkansas, Florida and South Alabama.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Cautionary Statement

The Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1 Agreement and Plan of Merger by and among Home BancShares, Inc., Centennial Bank, and Florida Traditions Bank dated April 25, 2014.*

*The disclosure schedules referenced in the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. Home hereby undertakes to furnish supplementally a copy of the omitted disclosure schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: April 28, 2014	/s/ Brian Davis
Brian Davis
Chief Accounting Officer